Exhibit 10.5

                                   ASSIGNMENT

         ASSIGNMENT, made as of the 17th day of December 1997, by Friedman, Billings, Ramsey Investment Management, Inc. (the "Manager") to Blackrock Financial Management, Inc. (the "Sub-Manager").

                                    RECITALS

         WHEREAS, the Manager is a party to that certain Management Agreement, dated December 17, 1997, by and between the Manager and FBR Asset Investment Corporation, a Virginia corporation ("FBRAIC"), whereby the Manager has agreed to acquire, sell, and otherwise manage the investments of FBRAIC and to perform administrative services for FBRAIC;

         WHEREAS, the Manager is a party to that certain Stock Option Agreement, dated December 17, 1997, by and between the Manager and FBRAIC (the "Stock Option Agreement"), whereby FBRAIC has granted the Manager a ten-year option to acquire 1,021,900 shares of FBRAIC's common stock;

         WHEREAS, Section 2(d) of the Stock Option Agreement permits the Manager to transfer its option, in whole or in part, to one or more persons who provide services to the Manager in connection with the management of FBRAIC;

         WHEREAS, the Manager has entered into a Sub-Management Agreement with the Sub-Manager, dated December 12, 1997, for the purpose of engaging the Sub-Manager to provide certain services in connection with the management of FBRAIC; and

         WHEREAS, pursuant to the Sub-Management Agreement, the Sub-Manager is entitled to receive options to purchase a certain number of shares of FBRAIC's common stock;

         NOW, THEREFORE, the Manager, for and in consideration of the services set forth in the Sub-Management Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, does hereby convey, assign, and transfer to the Sub-Manager, without recourse, free and clear of any liens, claims, or encumbrances, all of its right, title, and interest in and to the option to purchase 51,095 shares of FBRAIC's common stock pursuant to the terms and conditions set forth in the Stock Option Agreement.

         IN WITNESS WHEREOF, Friedman, Billings, Ramsey Investment Management, Inc. has caused this Assignment to be executed by a duly authorized Officer as of the date first above written.


                              FRIEDMAN, BILLINGS, RAMSEY
                              INVESTMENT MANAGEMENT, INC.


                              By:  /s/ Eric F. Billings
                                  ----------------------------------------------
                                  Name:  Eric F. Billings
                                  Title: Vice Chairman & Chief Executive Officer